                                                                     EXHIBIT 4-5



                             ENERGY EAST CORPORATION

                                     Issuer

                                       TO

                            THE CHASE MANHATTAN BANK

                                     Trustee

                               -------------------


                        ___________Supplemental Indenture

                           Dated as of _______, 20___

                               -------------------




                    ___% Junior Subordinated Debt Securities

                                Due ______, 20__

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

   >
SECTION 1.1           Definition of Terms...................................  2


                                   ARTICLE II

             GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED
                                 DEBT SECURITIES

SECTION 2.1           Designation and Principal Amount......................  6
SECTION 2.2           Stated Maturity.......................................  6
SECTION 2.3           Form and Payment; Minimum Transfer Restriction........  6
SECTION 2.4           Exchange and Registration of Transfer of Junior
                          Subordinated Debt Securities; Restriction on Transfers;
                          Depositary........................................  7
SECTION 2.5           Interest..............................................  9
SECTION 2.6           Direct Action.........................................  9
SECTION 2.7           Subordination......................................... 10

                                   ARTICLE III

              REDEMPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

SECTION 3.1           Tax Event or Investment Company Event Redemption......  10
SECTION 3.2           Optional Redemption by Company........................  10
SECTION 3.3           Notice of Redemption..................................  10


                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1           Extension of Interest Payment Period..................  11
SECTION 4.2           Notice of Extension...................................  13


                                       ii

                                    ARTICLE V

                                    EXPENSES

SECTION 5.1           Payment of Expenses...................................  13
SECTION 5.2           Payment Upon Resignation or Removal...................  14


                                   ARTICLE VI

                    FORM OF JUNIOR SUBORDINATED DEBT SECURITY

SECTION 6.1           Form of Junior Subordinated Debt Security.............. 14


                                   ARTICLE VII

              ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBT SECURITIES

ARTICLE 7.1           Original Issue of Junior Subordinated Debt Securities.  14


                                  ARTICLE VIII

                                  MISCELLANEOUS

ARTICLE 8.1           Ratification of Base Indenture; _______ Supplemental
                          Indenture Controls................................  15
ARTICLE 8.2           Trustee Not Responsible for Recitals .................  15
ARTICLE 8.3           Governing Law.........................................  15
ARTICLE 8.4           Separability..........................................  15
ARTICLE 8.5           Counterparts..........................................  15

EXHIBIT A             ......................................................  17

                        _________ SUPPLEMENTAL INDENTURE

      THIS __________ SUPPLEMENTAL INDENTURE, dated as of ________, 20__ (the "________ Supplemental Indenture"), is between ENERGY EAST CORPORATION, a New York corporation (the "Company"), and THE CHASE MANHATTAN BANK, as trustee (the "Trustee") under the Indenture, dated as of ________, 2001, between the Company and the Trustee, as heretofore supplemented and amended (the "Base Indenture," and as further supplemented by this _____ Supplemental Indenture, the "Indenture").

      WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities (the "Debt Securities") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

      WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Debt Securities, to be known as its ___% Junior Subordinated Debt Securities due ___________, 20__ (the "Junior Subordinated Debt Securities"), the form and substance of such Junior Subordinated Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this ______ Supplemental Indenture;

      [WHEREAS, the Company desires that this series of Junior Subordinated Debt Securities be originally issued on ___________, 20__ pursuant to the Indenture and sold pursuant to the Underwriting Agreement (as defined below);]

      [WHEREAS, Energy East Capital Trust ___, a Delaware statutory business trust (the "Trust"), has offered to the purchasers (the "Underwriters") named in
Schedule I to the Underwriting Agreement, dated ___________, 20__ (the "Underwriting Agreement"), among the Underwriters, the Trust and the Company $_________ aggregate liquidation amount of its ___% Capital Securities (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from the sale of the Capital Securities, together with the proceeds of the sale by the Trust to the Company of $________ aggregate liquidation amount of its Common Securities, in $________ aggregate principal amount of the Junior Subordinated Debt Securities;] and

      WHEREAS, the Company has requested that the Trustee execute and deliver this ______ Supplemental Indenture and all requirements necessary to make this ______ Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Debt Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this ______ Supplemental Indenture has been duly authorized in all respects;

      NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Debt Securities by the Trust, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Debt Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 DEFINITION OF TERMS. For all purposes of this ______ Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this ______ Supplemental Indenture;

            (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

            (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

            (e) a reference to a Section or Article is to a Section or Article of this ______ Supplemental Indenture unless otherwise stated;

            (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this ______ Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

            (g) headings are for convenience of reference only and do not affect interpretation;

            (h) the term "Capital Securities" as used herein means "Preferred Securities" as such term is used in the Base Indenture and has the meaning specified in the fourth recital to this ______ Supplemental Indenture; and

            (i) the following terms have the meanings given to them in the Trust Agreement [(as defined herein)]: (i) Administrative Trustee, (ii) Business Day,
(iii) Closing Date, (iv) Delaware Trustee, (v) Distributions, (vi) Property Trustee, and (vii) Common Security.

            "ADDITIONAL INTEREST" has the meaning specified in Section 2.5.

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "COMPARABLE TREASURY ISSUE" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to ___________, 20__ that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after ___________, 20__, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.]

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "COMPARABLE TREASURY PRICE" means, with respect to any redemption date, (A) the average of up to five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.]

            "COUPON RATE" has the meaning specified in Section 2.5(a).

            "DEBT SECURITIES" has the meaning specified in the first recital to this ______ Supplemental Indenture.

            "DEFINITIVE DEBT SECURITY CERTIFICATES" means Debt Securities issued in definitive, fully registered form.

            "EXTENSION PERIOD" has the meaning specified in Section 4.1.

            "GLOBAL DEBT SECURITY" has the meaning specified in Section 2.4(a).

            "INTEREST PAYMENT DATE" has the meaning specified in Section 2.5.

            [OPTIONAL REDEMPTION - "INVESTMENT COMPANY EVENT" means the receipt by the Trust of an opinion of a nationally recognized independent counsel (an "Investment Company Act Opinion"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the initial Closing Date.]

            "JUNIOR SUBORDINATED DEBT SECURITIES" has the meaning specified in the second recital to this ______ Supplemental Indenture.

            "LIQUIDATION AMOUNT" means the stated amount of $_____ per Capital Security.

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "OPTIONAL REDEMPTION MAKE-WHOLE AMOUNT" means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Debt Securities or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of the scheduled payments of principal and interest on the Junior Subordinated Debt Securities from the redemption date to ___________, 20__ discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus __ basis points.]

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "QUOTATION AGENT" means ____________________ and its respective successors as selected by the Company; provided, however, that if both of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.]

            [OPTIONAL REDEMPTION - "OPTIONAL REDEMPTION PRICE" has the meaning specified in Section 3.2.]

            "RECORD DATE" has the meaning specified in Section 2.5(a).

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "REFERENCE TREASURY DEALER" means (i) __________________ and its respective successors; provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer; and (ii) up to three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.]

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.]

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "SPECIAL EVENT REDEMPTION MAKE-WHOLE AMOUNT" means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Debt Securities or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of scheduled payments of principal and interest on the Junior Subordinated Debt Securities from the redemption date to ___________, 20__, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to (a) the Treasury Rate plus __ basis points before ___________, 20__, and (b) the Treasury Rate plus __ basis points if on or after such date.]

            [OPTIONAL REDEMPTION - "SPECIAL EVENT REDEMPTION PRICE" has the meaning specified in Section 3.1.]

            [OPTIONAL REDEMPTION - "TAX EVENT" means the receipt by the Company and the Trust of an opinion of independent tax counsel experienced in such matters ("Tax Event Opinion"), to the effect that, as a result of (a) any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative written decision, pronouncement or action, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, decision or action is announced on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable to the Trust by the Company on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to a material amount of other taxes, duties or other governmental charges.]

            [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - "TREASURY RATE" means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the time period from the redemption date to ___________, 20__ (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.]

            ["TRUST" has the meaning specified in the fourth recital to this ______ Supplemental Indenture.]

            ["TRUST AGREEMENT" means the Amended and Restated Trust Agreement of Energy East Capital Trust ___ dated as of ___________, 20__ among the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.]

            ["TRUST SECURITIES" means the Common Securities and the Capital Securities.]

            ["UNDERWRITERS" has the meaning specified in the fourth recital to this ______ Supplemental Indenture.]

            ["UNDERWRITING AGREEMENT" has the meaning specified in the fourth recital to this ______ Supplemental Indenture.]

                                   ARTICLE II

             GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED
                                 DEBT SECURITIES

      2.1 DESIGNATION AND PRINCIPAL AMOUNT. There is hereby authorized one series of Debt Securities, to be designated the "___% Junior Subordinated Debt Securities due ___________, 20__," in the initial aggregate principal amount of $__________, which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Debt Securities pursuant to Section 2.1 of the Base Indenture and Section 7.1 hereof. Additional Junior Subordinated Debt Securities without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Debt Securities, may also be authenticated and delivered in the manner provided in Section 2.1 of the Base Indenture. Any such additional Junior Subordinated Debt Securities will have the same Stated Maturity and other terms as those initially issued.

      2.2 STATED MATURITY. The Stated Maturity of the Junior Subordinated Debt Securities is ___________, 20__ which may be shortened or extended pursuant to
Section 2.12 of the Base Indenture.

      2.3   FORM AND PAYMENT; MINIMUM TRANSFER RESTRICTION.

            (a) The Junior Subordinated Debt Securities shall be issued to the [holders] [Property Trustee] in fully registered definitive form without coupons in minimum denominations of $____ and integral multiples of $____ in excess thereof. Principal and interest on the Junior Subordinated Debt Securities issued in definitive form will be payable, the transfer of such Junior Subordinated Debt Securities will be registrable and such Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities bearing identical terms and provisions at the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Register. [Notwithstanding the foregoing, so long as the registered holder of any Junior Subordinated Debt Securities is the Property Trustee, the payment of the principal of and interest (including Additional Interest and Additional Tax Sums, if any) on such Junior Subordinated Debt Securities held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee.] The Register for the Junior Subordinated Debt Securities shall be kept at the principal office of the Trustee and the Trustee is hereby appointed registrar for the Junior Subordinated Debt Securities.

            (b) The Junior Subordinated Debt Securities may be transferred or exchanged only in minimum denominations of $____ and integral multiples of $____ in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Debt Securities in a denomination of less than $____ shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Debt Securities and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

      2.4 EXCHANGE AND REGISTRATION OF TRANSFER OF JUNIOR SUBORDINATED DEBT SECURITIES; RESTRICTIONS ON TRANSFERS; DEPOSITARY. [If distributed to holders of Capital Securities pursuant to Section 8.2 of the Trust Agreement, the Junior Subordinated Debt Securities will be issued to such holders in the same form as the Capital Securities that such Junior Subordinated Debt Securities replace in accordance with the following procedures:]

            (a) So long as Junior Subordinated Debt Securities are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Debt Securities that are so eligible will be represented by one or more Junior Subordinated Debt Securities in global form (a "Global Debt Security") registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Debt Security shall not be entitled to have Definitive Debt Security Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Debt Security Certificates and will not be registered holders of such Global Debt Securities.

            (b) The transfer and exchange of beneficial interests in Global Debt Securities shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Debt Securities.

            (c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Debt Security may not be exchanged in whole or in part for Junior Subordinated Debt Securities registered, and no transfer of a Global Debt Security may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debt Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Debt Security, or (iii) the Company, in its sole discretion, instructs the Trustee to exchange such Global Debt Security for a Junior Subordinated Debt Security that is not a Global Debt Security (in which case such exchange shall be effected by the Trustee).

            The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debt Securities. Initially, any Global Debt Securities shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

            Definitive Junior Subordinated Debt Securities issued in exchange for all or a part of a Global Debt Security pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Junior Subordinated Debt Securities to the person in whose names such definitive Junior Subordinated Debt Securities are so registered.

            So long as Junior Subordinated Debt Securities are represented by one or more Global Debt Securities, (i) the registrar for the Junior Subordinated Debt Securities and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Debt Securities as the sole holder of the Junior Subordinated Debt Securities evidenced by such Global Debt Securities and shall have no obligations to the holders of beneficial interests in such Global Debt Securities; and (ii) the rights of the holders of beneficial interests in such Global Debt Securities shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

            At such time as all interests in a Global Debt Security have been paid, redeemed, exchanged, repurchased or canceled, such Global Debt Security shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debt Security is exchanged for definitive Junior Subordinated Debt Securities, redeemed by the Company pursuant to Article III or canceled, or transferred for part of a Global Debt Security, the principal amount of such Global Debt Security shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debt Security by, or at the direction of, the Trustee to reflect such reduction or increase.

      2.5   INTEREST.

            (a) Each Junior Subordinated Debt Security will bear interest at the rate of ___% per annum (the "Coupon Rate") from ___________, 20__ until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate ("Additional Interest"), compounded [semi-annually], payable (subject to the provisions of Article IV) [semi-annually] in arrears on the 15th day of [_______] and [_______] of each year (each, an "Interest Payment Date"), commencing on ______ 15, 20__ to the Person in whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The "Record Date" for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Debt Security is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day. [Until liquidation, if any, of the Trust, each Junior Subordinated Debt Security will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.]

            (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the next preceding day which is a Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

            (c) [The Company will also pay any Additional Tax Sums as additional distributions on the Junior Subordinated Debt Securities if the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event.]

      2.6 [DIRECT ACTION. In addition to any right of Direct Action granted under Section 3.8(e) of the Trust Agreement to the holders of Capital Securities, if the Property Trustee fails to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, then a holder of Capital Securities may directly institute a proceeding against the Company to enforce the Property Trustee's rights under the Trust Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other person.]

      2.7 SUBORDINATION. The indebtedness evidenced by the Junior Subordinated Debt Securities shall be, to the extent and in the manner set forth in the Base Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company with respect to the Junior Subordinated Debt Securities, and the Junior Subordinated Debt
Securities shall rank pari passu in right of payment with each other series of Securities issued under the Indenture.

                                   ARTICLE III

          [OPTIONAL REDEMPTION - REDEMPTION OF THE JUNIOR SUBORDINATED
                                DEBT SECURITIES

      3.1 TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION. If a Tax Event or Investment Company Event (either a "Special Event") shall occur and be continuing, the Company may redeem the Junior Subordinated Debt Securities at any time within 90 days after the occurrence of that Special Event, in whole but not in part, at a redemption price (the "Special Event Redemption Price") equal to [FIRST ALTERNATIVE - the Special Event Make-Whole Amount] [SECOND ALTERNATIVE
- 100% of the principal amount of the Junior Subordinated Debt Securities] plus accrued and unpaid interest thereon to but excluding the redemption date. The Special Event Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 11:00 a.m., New York City time, on the date such Special Event Redemption Price is to be paid.

      3.2 OPTIONAL REDEMPTION BY COMPANY. [FIRST ALTERNATIVE - The Company shall have the option to redeem the Junior Subordinated Debt Securities at any time, in whole but not in part, at a redemption price (the "Optional Redemption Price") equal to the Optional Redemption Make-Whole Amount plus accrued and unpaid interest thereon to but excluding the redemption date.] [SECOND ALTERNATIVE - The Company shall have the option to redeem the Junior Subordinated Debt Securities at any time on or after _________, 20__, in whole or in part, at a redemption price (the "Optional Redemption Price") equal to 100% of the principal amount of the Junior Subordinated Debt Securities plus accrued and unpaid interest thereon to but excluding the redemption date.] The Optional Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

      3.3 NOTICE OF REDEMPTION. Subject to Article III of the Base Indenture, notice of any redemption pursuant to this Article III will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities to be redeemed at such holder's registered address. Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debt Securities called for redemption. [FIRST ALTERNATIVE - The Company will notify the Trustee of the amount of the redemption price promptly after the calculation thereof and the Trustee will not be responsible for such calculation.]]

                                   ARTICLE IV

                      [EXTENSION OF INTEREST PAYMENT PERIOD

      4.1 EXTENSION OF INTEREST PAYMENT PERIOD. So long as no Event of Default under Section 6.1 of the Base Indenture has occurred and is continuing, the Company shall have the right, subject to the provisions of Section 2.10 of the Base Indenture, at any time during the term of the Junior Subordinated Debt Securities, from time to time to defer the payment of interest by extending the interest payment period of such Junior Subordinated Debt Securities for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), during which Extension Period the Company shall not have the right to make partial payments of interest. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.1, will bear Additional Interest compounded [semi-annually]. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities, including any Additional Interest and Additional Tax Sums, if applicable, to the holders of the Junior Subordinated Debt Securities in whose names the Junior Subordinated Debt Securities are registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive [semi-annual] periods, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

      During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Debt Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Debt Security (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any Energy East Guarantee relating to the Capital Securities issued by the Energy East Trust holding the Junior Subordinated Debt Securities, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under the

Company's dividend reinvestment plan, or under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).

      4.2   NOTICE OF EXTENSION.

            (a) If the Property Trustee is the only registered holder of the Junior Subordinated Debt Securities at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities.

            (b) If the Property Trustee is not the only holder of the Junior Subordinated Debt Securities at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Junior Subordinated Debt Securities, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Debt Securities.

            (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period permitted under Section 4.1 herein.]

                                    ARTICLE V

                                    EXPENSES

      5.1 PAYMENT OF EXPENSES. In connection with the offering, sale and issuance of the Junior Subordinated Debt Securities [to the Property Trustee and in connection with the offering, sale and issuance of the Trust Securities by the Trust], the Company, in its capacity as borrower with respect to the Junior Subordinated Debt Securities, shall:

            (a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Debt Securities [and the Trust Securities], including [commissions to the Underwriters payable pursuant to the Underwriting Agreement and] compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.6 of the Base Indenture;

            (b) [pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);]

            (c) [pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Capital Securities;

            (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement and the Underwriting Agreement; and

            (e) pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Capital Securities or Common Securities of the Trust).]

      5.2 PAYMENT UPON RESIGNATION OR REMOVAL. Upon termination of this Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 7.6 of the Base Indenture accrued to the date of such termination, removal or resignation. [Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 6.6 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, and their respective counsel, all amounts owed to them under Section 4.2 of the Trust Agreement accrued to the date of such termination, removal or resignation.]

                                   ARTICLE VI

                    FORM OF JUNIOR SUBORDINATED DEBT SECURITY

      6.1 FORM OF JUNIOR SUBORDINATED DEBT SECURITY. The Junior Subordinated Debt Securities and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

                                   ARTICLE VII

              ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBT SECURITIES

      7.1 ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBT SECURITIES. Junior Subordinated Debt Securities in the initial aggregate principal amount of up to

$__________ may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debt Securities to or upon the written order of the Company, signed by its Chairman, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or word or words added before or after the title Vice President) and by its Treasurer, Controller or its Corporate Secretary without any further corporate action by the Company. Additional Junior Subordinated Debt Securities without limitation as to amount, and without the consent of the holders the then outstanding Junior Subordinated Debt Securities, may also be authenticated and delivered in the manner provided in Section 2.1 of the Base Indenture. Any such additional Junior Subordinated Debt Securities will have the same Stated Maturity and other terms as those initially issued.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 RATIFICATION OF BASE INDENTURE; ______ SUPPLEMENTAL INDENTURE CONTROLS. The Base Indenture, as supplemented by this ______ Supplemental Indenture, is in all respects ratified and confirmed, and this ______ Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this ______ Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

      8.2 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this ______ Supplemental Indenture.

      8.3 GOVERNING LAW. This ______ Supplemental Indenture and each Junior Subordinated Debt Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

      8.4 SEPARABILITY. In case any one or more of the provisions contained in this ______ Supplemental Indenture or in the Junior Subordinated Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this ______ Supplemental Indenture or of the Junior Subordinated Debt Securities, but this ______ Supplemental Indenture and the Junior Subordinated Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

      8.5 COUNTERPARTS. This ______ Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this ______ Supplemental Indenture to be duly executed as of the date first above written.

                              ENERGY EAST CORPORATION


                              By:___________________________
                              Name:
                              Title:

                              THE CHASE MANHATTAN BANK,
                                   as Trustee

                              By:____________________________
                              Name:
                              Title:

                                    EXHIBIT A

               (FORM OF FACE OF JUNIOR SUBORDINATED DEBT SECURITY)

      [THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBT SECURITY IS EXCHANGEABLE FOR JUNIOR SUBORDINATED DEBT SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBT SECURITY (OTHER THAN A TRANSFER OF THIS DEBT SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

      [UNLESS THIS DEBT SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBT SECURITY ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

      THE DEBT SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $_____. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH DEBT SECURITIES IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $_____ SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBT SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH DEBT SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBT SECURITIES.

------------
* Insert in Global Debt Securities.

                            ENERGY EAST CORPORATION
                            =======================

                              [Up to]* $___________

                            ___% JUNIOR SUBORDINATED

                       DEBT SECURITY DUE ___________, 20__

                            Dated:__________________

NUMBER ____                         [CUSIP NO: ___________________]

Registered Holder:

      ENERGY EAST CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of __________________________ Dollars]**[specified in the Schedule annexed hereto]* on ___________, 20__ (the "Stated Maturity"), in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this debt security (the "Debt Security"), in like coin or currency, semi-annually in arrears on the 15th day of ________ and _______ (each an "Interest Payment Date") commencing ______ 15, 20__, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Debt Security, in which case from ___________, 20__, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debt Security, compounded semi-annually.

-----------------
* Insert in Global Debt Securities and Debt Securities issued to the Property Trustee.
** Insert in Debt Securities other than Global Debt Securities and Debt
   Securities issued to the Property Trustee.

      The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Debt Security is registered to a holder other than [the Property Trustee or] a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day. This Debt Security may be presented for payment of principal and interest at the principal corporate trust office of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debt Securities or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Debt Security will be computed on the basis of a 360-day year of twelve 30-day months.

      [So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Debt Security, from time to time to defer the payment of interest by extending the interest payment period of this Debt Security for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), during which Extension Period the Company shall not have the right to make partial payments of interest. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of this Debt Security. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period, will bear Additional Interest compounded [semi-annually]. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on this Debt Security, including any Additional Interest and Additional Tax Sums, if applicable, to the Person in whose name this Debt Security is registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.]

      [During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Debt Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any

Subsidiary of the Company that by its terms ranks on a parity with or junior to this Debt Security (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Energy East Guarantee relating to the Capital Securities issued by the Trust, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under the Company's dividend reinvestment plan or under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).]

      [[If the Property Trustee is the only registered holder of the Debt Securities of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.] [An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities.]]

      [[If the Property Trustee is not the only holder of the Debt Securities of this series at the time the Company elects to begin or extend an Extension Period,] the Company shall give the holders of the Debt Securities of this series, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debt Securities of this series.]

      [The semi-annual period in which any notice is given pursuant to the two preceding paragraphs shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period.]

      This Debt Security is issued pursuant to an Indenture, dated as of _________, 2001, between the Company, as issuer, and The Chase Manhattan Bank, a New York banking corporation, as trustee, as [supplemented by and amended and as further] supplemented by a ________ Supplemental Indenture dated as of ___________, 20__ (the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debt Securities. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debt Security, the Holder hereof agrees to be bound by the provisions of the Indenture.

      The Debt Securities of this series shall have an initial aggregate principal amount of _________________________________ Dollars ($__________).

      The Debt Securities evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $_____ and integral multiples of $_____ in excess thereof, and any attempted transfer, sale or other disposition of Debt Securities in a denomination of less than $_____ shall be deemed to be void and of no legal effect whatsoever.

      The indebtedness of the Company evidenced by this Debt Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debt Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

      This Debt Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

      IN WITNESS WHEREOF, ENERGY EAST CORPORATION has caused this instrument to be signed, manually or in facsimile, by its Chairman, or its Chief Executive Officer, or its President, or any Vice President and by its Treasurer or its Controller or its Corporate Secretary under the corporate seal of Energy East Corporation

                              ENERGY EAST CORPORATION

[SEAL]

                              By:______________________________________
                              Name:                              Title:

                              By: _____________________________________
                              Name:                              Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                              THE CHASE MANHATTAN BANK, as Trustee


                               By: ______________________________________
                               Authorized Officer

                            REVERSE OF DEBT SECURITY

      [As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Debt Securities of this series [FIRST ALTERNATIVE - OPTIONAL REDEMPTION - at any time, in whole but not in part,] [SECOND ALTERNATIVE - OPTIONAL REDEMPTION - at any time on or after _________, 20__, in whole or in part,] at the Optional Redemption Price. In addition, if a Special Event shall occur and be continuing, the Company may redeem the Debt Securities of this series at any time within 90 days after the occurrence of that Special Event, in whole but not in part, at the Special Event Redemption Price.]

      In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debt Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      Any consent or waiver by the Holder of this Debt Security given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debt Security or such other Debt Securities. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security may be registered on the Register of the Debt Securities of this series upon surrender of this Debt Security for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debt Security or Debt Securities of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

      Prior to due presentment for registration of transfer of this Debt Security, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debt Security shall be registered upon the Register of the Debt Securities of this series as the absolute owner of this Debt Security (whether or not this Debt Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this Debt Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

      The Company and, by acceptance of this Debt Security or a beneficial interest in this Debt Security, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debt Security constitute indebtedness.

      This Debt Security shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

      FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

-------------------------------------------------------------------------------.
(please insert Social Security or other identifying number of assignee)


-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing


-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

agent to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated: ___________, 2001


      --------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.